As filed with the Securities and Exchange Commission on January 5, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
           NEVADA                           CROWFLY, INC.                 27-0043260
(State or Other Jurisdiction of     (Name of Registrant in Our        (I.R.S. Employer
 Incorporation or Organization)              Charter)                Identification No.)


        CROWFLY, INC.                          7371                  WILLIAM E. KING, III
220 WILLIAMS STREET EXTENSION       (Primary Standard Industrial         CROWFLY, INC.
  MOUNT PLEASANT, SC 29464           Classification Code Number)   220 WILLIAMS STREET EXTENSION
      (843) 209-9323                                                 MOUNT PLEASANT, SC 29464
(Address and telephone number                                             (843) 209-9323
of Principal Executive Offices                                     (Name, address and telephone
and Principal Place of Business)                                   number of agent for service)

                                            COPIES TO:

      Clayton E. Parker, Esq.                                          Troy J. Rillo, Esq.
    Kirkpatrick & Lockhart LLP                                    Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                                           Miami, Florida 33131
        (305) 539-3300                                                  (305) 539-3300
  Telecopier No.: (305) 358-7095                                   Telecopier No.: (305) 358-7095


     Approximate  date of commencement of proposed sale to the public:  AS SOON AS PRACTICABLE  AFTER
THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the  securities  being  registered  on this Form are to be  offered  on a  delayed  or
continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional  securities for an offering pursuant to Rule 462(b)
under the Securities  Act,  please check the following box and list the  Securities Act  registration
statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities
Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|

     If delivery of the  prospectus  is expected to be made  pursuant to Rule 434,  please  check the
following box. |_|

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                   PROPOSED MAXIMUM
                                                                  PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE (1)      PRICE (1)           FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.00001            64,000,000 shares           $.05          $3,200,000         $258.88
--------------------------------------------------------------------------------------------------------------------
TOTAL                                       64,000,000 shares           $.05          $3,200,000         $258.88
====================================================================================================================

(1)  Estimated  solely for the purpose of calculating  the  registration  fee pursuant to Rule 457 under the Securities
     Act of 1933.

                                                         ----------

     THE  REGISTRANT  HEREBY  AMENDS  THIS  REGISTRATION  STATEMENT  ON SUCH DATE OR DATES AS MAY BE  NECESSARY  TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                    Subject to completion, dated January 5, 2004


                                  CROWFLY, INC.
                        64,000,000 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 64,000,000 shares of Crowfly's common stock by certain persons who are stockholders of Crowfly. Please refer to "Selling Stockholders" beginning on page 7. Crowfly is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Crowfly.

     There currently is no public market for our common stock. The shares of common stock are being offered for sale by the selling stockholders at negotiated prices or prices established in the public market, if one develops during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

     No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is January 5, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................6
SELLING STOCKHOLDERS...........................................................7
USE OF PROCEEDS................................................................9
PLAN OF DISTRIBUTION..........................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................11
DESCRIPTION OF BUSINESS.......................................................12
MANAGEMENT....................................................................21
DESCRIPTION OF PROPERTY.......................................................22
LEGAL PROCEEDING..............................................................22
PRINCIPAL STOCKHOLDERS........................................................23
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.................................25
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER
  STOCKHOLDER MATTERS.........................................................26
DESCRIPTION OF SECURITIES.....................................................27
EXPERTS.......................................................................28
LEGAL MATTERS.................................................................28
HOW TO GET MORE INFORMATION...................................................28
EXHIBIT 5.1................................................................5.1-1
EXHIBIT 23.1..............................................................23.1-1
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

OVERVIEW

     We are a start-up business that has not yet commenced operations. To date, we have focused our attention to organizational matters. Crowfly was incorporated in Nevada on August 16, 2002 under the name Project IV, Inc. On November 15, 2002, Crowfly entered into an Asset Purchase Agreement with William
E. King, III, M. Phillip Waggoner and Robert A. Gillgrist to purchase the "Crowfly e-Commerce Models for B2B" business concept (hereinafter the "Crowfly Business Model"). Messrs. King, Waggoner and Gillgrist were issued a total of 3,600,000 shares of Crowfly common stock in consideration for the Crowfly Business Model. As a result of a one hundred for one (100 for 1) stock split of Crowfly's common stock effective as of April 15, 2003, Messrs. King, Waggoner and Gillgrist have been issued a total of 360,000,000 shares of Crowfly's common stock in connection with the Crowfly Business Model.

     Crowfly is a development stage company which intends to develop and implement the Crowfly Business Model. Crowfly expects to install, own and manage electronic distribution centers which operate in business to business (B2B) environments. The Crowfly Business Model is expected to connect retailers directly to manufacturers in a real-time electronic marketplace, bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain.

     Crowfly has not had operations or revenue since its inception. As of October 31, 2003, Crowfly had total assets of $30 and an accumulated deficit of $5,070. Management recognizes that Crowfly must receive financing to develop and implement its business plan for the Crowfly Business Model. Management is planning to obtain capital from the sale of equity securities. However, no assurances can be given that Crowfly will be successful in these activities.

ABOUT US

     Our principal office is located at 220 Williams Street Extension, Mount Pleasant, South Carolina 29464. Our telephone number is (843) 209-9323.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are shareholders of Crowfly who intend to sell up to 64,000,000 shares of common stock.

COMMON STOCK OFFERED           64,000,000 shares by selling stockholders

OFFERING PRICE                 Market price

COMMON STOCK OUTSTANDING       605,000,000 shares as of January 5, 2004
BEFORE THE OFFERING

USE OF PROCEEDS                We will not receive any proceeds of the shares
                               offered by the selling stockholders.

RISK FACTORS                   The securities offered hereby involve a high
                               degree of risk and immediate substantial dilution. See "Risk Factors."

OVER-THE-COUNTER               Crowfly intends to apply for an Over-the-Counter
BULLETIN BOARD                 Bulletin Board Symbol upon filing of this
SYMBOL                         Registration Statement.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                          UPDATE AS OF OCTOBER 31, 2003

ASSETS:
  Current Assets                                                        $    30

Total Assets                                                            $    30
                                                                        ========
LIABILITIES AND STOCKHOLDER'S EQUITY:

Liabilities
  Due to shareholder                                                    $   100
                                                                        --------

Total Liabilities                                                           100

Stockholders' Equity
  Preferred stock - $0.001 par value;
    10 million authorized;
    0 issued and outstanding                                                  0
  Common Stock - $0.00001 par value;
    800 million shares authorized;
    605,000,000 shares issued and outstanding                             5,000


  Deficit accumulated during development stage                           (5,070)
                                                                        --------

    Total stockholders' equity                                              (70)
                                                                        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    30
                                                                        ========

                                  RISK FACTORS

     WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

CROWFLY IS A DEVELOPMENT STAGE COMPANY AND HAS HAD NO REVENUES OR OPERATIONS SINCE INCEPTION

     We are a development stage company which has had no operations or revenues since inception. As of October 31, 2003, we had an accumulated deficit of $5,070. Future losses are likely to occur, as we are dependent on spending money to develop and implement our business strategy. No assurances can be given that we will be successful in implementing our business strategy and reaching profitable operations.

CROWFLY NEEDS TO RAISE CAPITAL OR DEBT FUNDING TO COMMENCE OPERATIONS

     The development and implementation of the Crowfly Business Model and other aspects of our business requires the expenditure of funds and will require Crowfly to obtain financing. Further, there will be a gap between the time we are able to develop and implement the Crowfly Business Model and the time we expect to collect revenue from the eventual sale of the model in the marketplace. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of development and implementation of our business plan. Any of these events could be materially harmful to our business and may result in a lower stock price.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Prior to this offering, there was no public market for our common stock and there can be no assurance that a public trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Crowfly will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     If a public market develops for our common stock, it is likely that our common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o  With a price of less than $5.00 per share;

     o  That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

     The development of our business is expected to depend largely on the efforts and abilities of key executives, including William E. King, III, our Chairman of the Board, President and Chief Executive Officer. The loss of the services of Mr. King could materially harm our business because he developed the business model upon which our operations are expected to be based. Such a loss would also divert management attention away from operational issues. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. Given the start-up nature of our business, we may not be able to attract the sufficient number and quality of staff.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All of our outstanding shares are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to approximately 64,000,000 shares may be sold pursuant to this offering. Such sales may cause our stock price to decline.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to Crowfly. A description of each selling stockholder's relationship to Crowfly and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                 PERCENTAGE
                                                     OF
                                                 OUTSTANDING                         PERCENTAGE
                                  SHARES            SHARES                           OF SHARES
                               BENEFICIALLY      BENEFICIALLY     SHARES TO BE      BENEFICIALLY
                               OWNED BEFORE      OWNED BEFORE     SOLD IN THE        OWNED AFTER
SELLING STOCKHOLDER             OFFERING         OFFERING (1)       OFFERING          OFFERING
------------------------       -------------     -------------    -------------     -------------
John W. Evans                    2,000,000                *          2,000,000               0
Louis and Jean Bacig             1,000,000                *          1,000,000               0
Terry Kinder                     1,000,000                *          1,000,000               0
Amber Run LLC                   20,000,000             3.3%         20,000,000               0
Funding Enterprises LLC         20,000,000             3.3%         20,000,000               0
Hendrix & Gandy LLC              2,000,000                *          2,000,000               0
Gandy Associates LLC            18,000,000             3.0%         18,000,000               0
                               -------------     -------------    -------------     -------------
TOTAL                           64,000,000             100%         64,000,000              0%
                               =============     =============    =============     =============

-------------------------------
*    Less than 1%.

(1)  Applicable percentage of ownership is based on 605,000,000 shares of common stock outstanding as of January 5, 2004,  together  with  securities  exercisable or convertible into shares of common stock within  60 days of January 5, 2004, for  each stockholder.  Beneficial ownership is determined in accordance  with the rules of the  Securities  and Exchange  Commission  and generally  includes voting or investment  power with respect to securities.  Shares of common stock subject to securities  exercisable or convertible  into shares of common stock that are currently  exercisable  or  exercisable  within 60  days of January 5, 2004 are  deemed to be beneficially  owned by the person  holding such  securities  for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage  ownership of any other person.  Note that affiliates are subject to
     Rule 144 and Insider trading regulations - percentage  computation is for form purposes only.


     The following information contains a description of each selling stockholder's relationship to Crowfly and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Crowfly, except as follows:

SHAREHOLDERS OF CROWFLY, INC.

     AMBER RUN, LLC. Amber Run, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Amber Run, LLC are made by its manager Troy H. Myers, Jr. Amber
Run, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Amber Run, LLC.

     FUNDING ENTERPRISES, LLC. Funding Enterprises, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Funding Enterprises, LLC are made by its manager Joe Bridgeford. Funding Enterprises, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Funding Enterprises, LLC.

     HENDRIX & GANDY LLC. Hendrix & Gandy, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Hendrix & Gandy, LLC are made by its manager Ron Hendrix. Hendrix & Gandy, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Hendrix & Gandy, LLC.

     GANDY ASSOCIATES LLC. Gandy Associates, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Gandy Associates, LLC are made by its manager John Gandy. Gandy Associates, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Gandy Associates, LLC.

     JOHN W. EVANS. In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share. Mr. Evans does not maintain any relationship with Crowfly other than as a shareholder.

     LOUIS AND JEAN BACIG. In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share. Louis and Jean Bacig do not maintain any relationship with Crowfly other than as shareholders.

     TERRY KINDER. In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share. Mr. Kinder does not maintain any relationship with Crowfly other than as a shareholder.


                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The offering expenses consist of: a SEC registration fee of $259, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,241. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

     The following plan of operation should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Crowfly's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this registration statement under the caption "Forward Looking Statements", which information is incorporated herein by reference.

PLAN OF OPERATION

     Crowfly is a start-up business that has not yet commenced operations and has not had revenue since inception. As of October 31, 2003, Crowfly had total assets of $30 and an accumulated deficit of $5,070. During the next twelve months, Crowfly intends to develop and implement the Crowfly Business Model. The Crowfly Business Model is expected to develop software to connect retailers directly to manufacturers in a real-time electronic marketplace, bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain.

     Management recognizes that Crowfly must receive financing to develop and implement its business plan for the Crowfly Business Model. Management anticipates that the estimated capital requirement to develop its business model for sale will be approximately $1,750,000, which funding is expected to come from external sources. However, Crowfly does not have any commitments for capital.

     Crowfly   currently  has  three  employees  and  does  not  anticipate  any significant changes in its number of employees. Further, Crowfly does not expect to purchase or sell plant or other significant equipment in the near term.

LIQUIDITY AND CAPITAL RESOURCES

     Crowfly expects to raise sufficient cash through external financing to meet its capital requirements. However, no assurance is given that Crowfly will be able to raise sufficient funds to meet its capital needs. Crowfly will seek financing from various sources including the sales of securities, bank loans and credit lines. However, no assurances can be given that Crowfly will be able to meet its needs through the sale of securities or otherwise. Further, the availability of any financing may not be on terms that are satisfactory to Crowfly.

     From time to time, Crowfly may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Crowfly has no present agreements or understanding with respect to any such acquisition. Crowfly's future capital requirements will depend on many factors, including growth of Crowfly's business, the success of its operations, economic conditions and other factors including the results of future operations.

     On January 1, 2003, Crowfly entered into a written employment agreement with each of William E. King, III, Robert A. Gillgrist and M. Phillip Wagoner. Each employment agreement is for a term of two (2) years. However, both the employee and Crowfly can terminate the employment agreement upon thirty (30) days prior notice. The annual salary for each employee under his respective employment agreement is $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

SUBMISSION OF MATTERS TO A VOTE OF STOCK HOLDERS

     There are no pending matters to be voted on by the stockholders at this time.

                             DESCRIPTION OF BUSINESS

     Crowfly was incorporated in Nevada on August 16, 2002 under the name Project IV, Inc. On November 15, 2002, Crowfly entered into an Asset Purchase Agreement with William E. King, III, M. Phillip Waggoner and Robert A. Gillgrist to purchase the business plan for the "Crowfly e-Commerce Models for B2B" (hereinafter the "Crowfly Business Model"). Messrs. King, Waggoner and Gillgrist were issued 3,600,000 shares of Crowfly common stock in consideration for the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Waggoner and Gillgrist were issued an aggregate of 360,000,000 shares in connection with the Crowfly Business Model.

     Crowfly is a start-up business that has not yet commenced operations. We expect to commence operations upon receipt of external financing. To date, we have focused our attention to organizational matters. Crowfly is a development stage company which intends to develop and implement the Crowfly Business Model. Crowfly intends to install, own and manage electronic distribution centers which operate in business to business (B2B) environments. The Crowfly Business Model expects to develop software to connect retailers directly to manufacturers in a real-time electronic marketplace, thus bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain. Below is an in-depth review of Crowfly's plans for the implementation of the Crowfly Business Model and the markets in which we intend to concentrate.

MARKET NICHE

     Crowfly believes hardware industry trends, as well as those of the consuming public, have created an environment is more receptive to the e-Commerce business model described herein. Some of the indicators supporting this belief are listed below.

     BIG CHAINS PRESSURING MANUFACTURERS. Manufacturers, as well as retailers, have been and continue to be squeezed by "big box" retailers like Home Depot, Wal-Mart and Lowe's. They are pressured to provide smaller orders, more often, and with price concessions based on volume. These concessions are not passed on to the smaller independent retailers. Thus, the retailer struggles to be competitive in the face of already high product costs, labor costs and intense price competition from the big box stores.

     POWER SHIFTING FROM THE SELLER TO THE BUYER. Internet technology has made it easier for business people to find and do business with competitive vendors and suppliers; and thus, they have begun to go "online" to find alternative supply companies. One reason for the shift is that "switching cost", (the cost associated with changing vendors) has been dramatically reduced. Computer technology and the Internet have made it possible for procurement people to search out and acquire new product lines with out ever having a face to face meeting with the new vendor's sales representative.

     Buyers are demanding on-line self service because it is so much more convenient and efficient. The growing trend is that more and more the corporate world is responding with various forms of on-line service.

     SUPPLY CHANNEL LOADED WITH INEFFICIENCIES. While manufacturers have been diligent in trying to take cost out the supply chain, the distributor link has not. According to industry leaders, upwards of 40% of the "cost of goods to the retailer" is attached to the distributor link. Because the traditional distribution model is people and real estate intensive, it is difficult to make the kind of cost cuts necessary to substantially enhance the retailers' position. An Internet technology distribution model that requires no real estate, no paper, and only a very few people can affect the margin enhancing cuts today's retailers are struggling to find.

     MASS COMMUNICATION IS GIVING WAY TO MASS CUSTOMIZATION. Internet technology has made "one to one" marketing an absolute reality. Users can view merchandise and place orders the way they want, when they want, with better prices than ever before.

     e-COMMERCE BUSINESSES RECEIVING SIGNIFICANT BENEFITS FROM ONLINE SERVICE. The Aberdeen Research Group reported in 2000 the following:

     - An average online "order" costs $30.00...average manual orders cost $107.00.

     -  Internet   "answers"   cost   10-20   cents...telephone   answers   cost
        $10.00-$20.00.

     -  Business-to-business product returns are reduced 40%-80%.

     - "Annual total" orders online are 20% higher than manual annual total orders.

     - Cross merchandising and up-sells are more effective online than phone, fax or in person.

         The bottom line, according to the Aberdeen Group, is that B2B customers are beginning to shift away from companies that do not offer self-service systems.

MARKETING

VALUE PROPOSITION

     Because Crowfly is driven to maximize efficiency through IT leverage and operational excellence, Crowfly expects to deliver hard-lines merchandise with the best "total price" in the business. Best "total price" has two components,
(1) the best deliverable price, and (2) additional service benefits. This value promise is deliverable at both retail and manufacturer levels.

REVENUE MODEL

     Crowfly revenues are expected to be the result of the efficiencies it delivers over the traditional distribution model. The strategy is to leverage IT efficiencies to transform wholesaler operating expense into revenues. The following identifies the projected sources of revenue. Totals represent 100% of cost to retailer.

     According to industry research, in the traditional model, line items processing/paper, sales administration, freight, warehousing and profit margin represent an estimated 37% of the total cost to the retailer. They represent 22% of total to retailer in the e-Commerce model. The Crowfly Business Model captures 15 cost points from the traditional model. It is able to achieve this and deliver an additional six points of profit margin.

                                 TRADITIONAL                 CROWFLY
                                DISTRIBUTION                e-COMMERCE
                                ------------                ----------
Cost from manufacturer            63%                        63%
Processing/paper                   4%                         1%
Sales admin.                       7%                         2%
Freight cost                       6% = 37%                   4% = 22%
Warehousing cost                  11%                          %
Profit margin                      9%                        15%
                                ------------                ----------
                                                             85%
Captured margin                                              15%
                                 100%                       100%
                                ============                ==========


PRODUCT STRATEGY

     Initially,  Crowfly expects to provide an online catalog of merchandise and
associated   benefits  available  24/7  at  prices  rivaling  those  here-to-for available only to big box stores.

     The online solution will replace expensive, and error prone, orders sheets and replicate existing purchasing software products used by retailers.

     It will provide customized part numbers and pricing, simple personal order templates and a defined order entering method. It will deliver real time product availability and order status.

     The site will be simple, intuitive to users, and require minimum training.

     The Crowfly front-end and back-end will be fully integrated in real time providing inventory data, financial data, and order tracking data to all retailers. It was reported in a white paper prepared by Cambar Software Inc. (April of 2001) that less than 10% of all e-Commerce sites today are fully integrated.

     Initially,   Management  projects  the  Crowfly  site  will  be  scaled  to accommodate the following:

     - Order functionality for 5,000 customers...average wholesaler has 3,800 customers.

     -  Catalog   inventory  of  70,000  SKUs  (stock  keeping   unit)...average
        wholesaler offers 58,000 SKUs.

     -  Vendor capacity will be commensurate with the delivery of 70,000 SKUs.

FUNCTIONALITY

     Site functionality will be developed in carefully measured steps. What follows here is the "function outline" initially planned for the site. It will undergo continual modification as the concept is moved through the "open for business" phase and into the first year of operation. The objective with regard to "functionality" is to eliminate buyer pain and enhance intuitive usability.

     A.   OVERVIEW. The Crowfly e-commerce site will serve three types of users:

          1.   Retailers

          2.   Suppliers

          3.   Administrators

     B.   BROWSER. To include the following:

          1.   General description or overview of site (home page)

          2.   Information about the company (about us)

          3.   Easy access to Crowfly employee or administrator (contact us)

     C.   RETAILER WILL:

          1.   Log in as per a user name with a password

          2.   Go to his personal order desk and find:

               a. Message information about pending order and past order formatting

               b. Quick links showing how to: - get started (initial sign up detail) - change passwords - view order template alternatives

               c.   View announcement inputs from the company

               d.   Search for information about manufacturer members

               e.   View products currently featured as special offerings

               f.   View context-sensitive help on each page

          3.   Interact with catalog:

               a.   Browse inventory

               b.   Search by UPC, manufacturer, or product category

               c.   Obtain and compare inter-brand pricing detail

               d. Calculate estimated savings versus traditional distribution model

          4.   Order entry:

               a.   Add products to order

               b.   Place order

               c.   Obtain shipping detail

               d.   Enter purchase order number

               e.   Select, and or change billing address

               f. Edit any of above: product selection, payment detail, billing address, quantity

               g.   Submit order

               h.   View order and potential savings earned

               i.   Add product from order template

               j.   Approve final order

               k.   Print hard copy of order

          5.   Personal order file allows retailer to:

               a.   Conduct search orders previously made (by P.O. number)

               b.   Conduct search of orders by Crowfly order number

               c.   Conduct search of orders by part number

               d.   Get order detail

               e.   Request return

          6.   Company profile (not available to all customer employees):

               a.   Address management (address data for all customer locations)

               b. User management (detail regarding all customers approved to place orders)

          7. User profile (available to all customer users) allows individuals to make changes to their personal data package

     D.   SUPPLIER WILL:

          1.   Log in or out with supplier ID:

               a.   View all quick links

               b.   View all announcements

          2.   Interact with product management function (product status):

               a.   Add product

               b. Change product status (in, out of stock, special offers, etc.)

               c.   Delete SKUs from offering

          3.   View personal order files:

               a.   Did ship

               b.   Did not fully ship

               c.   Returns

               d.   Search by P.O., order number or part number

          4.   Company profile--same as retailer except profile information

          5. User profile--same as retailer without order templates; Administrator will:

               a.   Log in or out with user ID

               b.   Add announcements

               c.   View and edit all user information

               d.   Catalog management

                    i.   Add product

                    ii.  Delete product

                    iii. Edit existing content by

SOFTWARE DEVELOPMENT PROCESS

     Crowfly believes that construction of the Crowfly Business Model site can, for the most part, be accomplished by stitching together pieces of existing software which will operate in a seamless fashion.

     A "to be determined" amount of vendor time will have to be spent writing and inserting product refinements that have not yet been identified. As these are identified, they will be validated, constructed and implemented.

     Crowfly estimates it will take approximately four to six months after funding to develop software for the Crowfly site. There are two reasons for this estimate. First, much of the code needed for the Crowfly Business Model currently exists. Second, the software development process requires less time today than it did even a year ago. The speed with which the e-Commerce industry is growing has driven vendors to become more efficient, more timely. lmagoQA, an e-Business software testing and consulting firm, reported recently that the average software development cycle has been compressed from 18 months to 18 weeks.

     Crowfly is currently talking with Ulanji, Inc., of North Charleston, South Carolina, regarding the development of the required code and hosting accommodations. They are experienced in the design development and implementation of B2B software products for supply chain management. They own the intellectual property rights to a model which can be modified with a reasonable amount of time and effort to satisfy the specific needs and deliverables of Crowfly. They are the lead candidate for the package development for several reasons:

     -  Extensive experience in B2B software systems

     -  An interest in developing product for business spaces such as this

     -  Located nearby for easy access

     -  Willing to host and manage the site on a long term basis

     - Offer a development structure that seems to be reasonably priced and timely

     The phases of software development are as follows:

     1.   Requirements Gathering:

          a.   Define total e-Commerce business model for the Hardware Industry

          b. Execute usability study with customers (50-100 retailers): likes, dislikes, concerns

          c. Execute usability study with manufacturers (10-20): likes, dislikes, concerns

          d.   Target list of software vendor candidates

     2.   Development:

          a.   Design and develop retail web application

          b.   Design and develop supplier web application

          c.   Design and develop administrator web application

          d.   Design and develop back office application

     3.   Testing

     4.   Implementation:

          a.   Load data (suppliers, customers, users)

          b.   Create "help documentation"

          c.   Conduct training for Crowfly employees

TARGETING STRATEGY

     Crowfly has three primary targets. Isolating and obtaining the first target is fundamental to the efficient acquisition of targets two and three. In order of importance these are:

     A. DISTRIBUTOR PARTNER. Crowfly will identify and seek the alliance of an existing distributor of hardware products. An alliance of this sort will provide the most efficient path to the marketplace. There are four reasons for this belief.

          1. Knows the business. A distributor's base of knowledge will be invaluable in keeping the Crowfly concept on track and sharply focused.

          2. Has most to lose. As the business begins to shift from the traditional to the e-Commerce model, the distributor stands most vulnerable and has the most to lose. Conversely, the distributor stands to gain the most if willing to embrace the new model and get in front of the power curve.

          3. Knows manufacturers, knows retailers. The distributor base of business is an existing set of manufacturers and retailers, which is the perfect environment for incubating the Crowfly Business Model.

          4. Instant sales staff. The distributor's current sales force represents a jumpstart opportunity for selling Crowfly to retailers. These people are in the field every day and are hungry for "good news" to take to the trade.

     The  best  candidate  for  this  role  is  likely  a  successful   regional
distributor who wants continued growth; is somewhat limited by geography and is hesitant to commit the resources necessary to compete on the national level.

     B. MANUFACTURERS WITH MERCHANDISE TO SELL. Manufacturers of quality hard-line merchandise. Crowfly will attract manufacturers to the Crowfly Business Model by demonstrating the benefits of such a relationship. Initially they are:

     -  Incremental sales

     -  Improved margins

     -  Lower cost of sales

     -  Enhanced order accuracy

     -  Enhanced product exposure

     -  Fewer returns

     -  Catalog maintenance and support

     -  Better communications with retailer

     -  Less big box dependence

     -  Paperless business

     -  Improved market knowledge

     C. INDEPENDENT RETAILERS TO BUY. Retailers currently operating hardware stores, home centers, paint stores and lumber yards. Crowfly will attract retailers by demonstrating the benefits they can expect as a result of doing business with the Crowfly Business Model:

     -  Better pricing

     -  Easy ordering

     -  Order 24/7 for increased convenience

     -  More accurate orders

     -  Enhanced product selection

     -  Single order point

     -  Paperless business

     -  Built in freight

     -  Personalized order format

     -  Online community

     According to a 2002 hardware industry report, there are 65,000-70,000 independent hardware stores in the country today.

BRAND NAME AND THEME LINE

     The brand name and theme line will be as follows: "Crowfly, Buy Better. Earn More." Crowfly is the working brand name for the hardware package. The required trademark work will be completed when the concept is funded. However, as the Crowfly Business Model moves from industry to industry, it will likely be given industry specific brand names. Names that can be attached to the corporate entity set up specifically for a particular industry. For example, the furniture model brand may end up being something like MakersMart.

PRICING STRATEGY

     Research conducted in July of 2001 by NewMarket Research Associates among 500 retailers revealed that over 60% of the respondents would seriously consider "switching" to an online supply company for a cost savings of between 1% and 15%. Forty percent said they would be "very interested" in a supply company that allowed them to price more closely with the big chains and just over 50% said they would prefer to work directly with the manufacturer.

     Crowfly's pricing strategy is expected to be designed to exploit these attitudes. A portion of the captured margin (15% vs. traditional model), likely 5%-8% will be used to enhance the retailer margin.

     Crowfly is prepared to assign 2%-4% of the captured margin to the manufacturer. The intent is to insure the notion that the manufacturer will be able increase its customer base without the promulgation of "big box" price concessions.

     Another reason to incentivise the manufacturer is that they will be asked to pack and ship smaller orders, more often. A margin allowance in the early stages will offset some of that cost.

ADVERTISING/PROMOTION STRATEGY

     There are expected to be three parts to the initial advertising strategy. The objectives of each are described as follows: Attract a distributor, sell and sign manufacturers, sell and sign retailers.

     A. ATTRACT A DISTRIBUTOR. Crowfly will use "one on one" tactics to attract and form an alliance with the appropriate distributor. Industry contacts and internet research will provide the information needed to identify the best candidates. Meetings will then be set to present and sell the alliance opportunity.

     B. SELL AND SIGN MANUFACTURERS. An awareness campaign for the concept and brand will be created and packaged for use in attracting manufacturers. The "factory campaign" will position the brand, as well as to instruct and inform manufacturers regarding all operational aspects of doing business via the Crowfly Business Model.

     The factory campaign will be implemented via direct mail, e-mail and an "e-sign-up center" website. Distributor partner's procurement people will be used to present, pitch and sign-up manufacturers to the Crowfly concept. The company will develop a "sell-in process" for use by distributor personnel. Once materials are produced, the distributor personnel will be trained to sell and sign manufacturers.

     C. SELL AND SIGN RETAILERS. Public relations, traditional trade advertising, e-mail and the e-sign-up website will be utilized to attract retailers to Crowfly. The "retailer campaign" will position the brand as well as to inform how each can participate in Crowfly. Interested retailers will be directed to the e-sign-up site where they can obtain the necessary information or request contact from a Crowfly sales person.

     Distributor sales people will "pitch and sign" retailers as part of their normal calling-on-the-trade process. A "sales process" will be developed specifically for these employees. This program will be created and implemented by the Crowfly principals.

RESEARCH AND DEVELOPMENT STRATEGY

     Crowfly will keep in constant contact with retailers, manufacturers and out source partners in an effort to continually refine the product. Management will relentlessly strive to deliver more usable value to its customers than any of its competition.

     Crowfly's ultimate success is based upon its ability to replicate and implement the fundamental Crowfly Business Model in other industries. An immediate objective will be to develop the process by which these industry selection decisions are made.

     There are numerous spin-off products, services, even businesses that will fall out of the original concept. Ongoingly, the recognition and analysis of likely potential levels for each will be a critical part of the R&D effort.

                                   MANAGEMENT

     As of January 5, 2004, the directors and executive officers of Crowfly, their age, positions in Crowfly, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

NAME OF DIRECTOR/
  EXECUTIVE OFFICER        AGE     POSITION                              PERIOD SERVED
-----------------------    ---     -----------------------------------   ----------------------
William E. King, III        47     Chairman of the Board of Directors,   January 2003 to date
                                     President and CEO

Robert A. Gillgrist         59     Chief Operations Officer, Chief       January 2003 to date
                                     Financial Officer and Director

M. Phillip Waggoner         57     Chief Officer of Business             January 2003 to date
                                     Development and Director


     None of Crowfly's directors or executive officers is a director of any company that files reports with the SEC. None of the Company's directors has been involved in any bankruptcy or criminal proceeding (excluding traffic an other minor offenses), nor has been enjoined from engaging in any business.

     Crowfly's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Crowfly's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

WILLIAM E. KING, III

     William E. King, III was named President, Chief Executive Officer and Chairman of the Board of Directors of Crowfly in January 2003. In addition, since 1999, Mr. King has been engaged in real estate development as a managing member of both Tilly Island, LLC and Wateree River, LLC. Also, since 2000, Mr. King has been a partner in the consulting firm of wizBang Company. Previously, Mr. King had built Employee Resource Management, an employee leasing company in Charleston, South Carolina, from $5,000,000 in sales to $53,000,000 and successfully completed the sale of the company. He was the 1994 recipient of Ernst and Young's Entrepreneur of the Year Award for Emerging Companies. Mr. King is experienced in areas of operations, marketing, finance, sales process, training, equity packaging, human resources and motivation.

ROBERT A. GILLGRIST

     Robert A. Gillgrist was named Chief Operations Officer, Chief Financial Officer and a Director of Crowfly in January 2003. In addition, since January 2001, Mr. Gillgrist has been a partner in the consulting firm of wizBang Company. From December 1999 to January 2001, Mr. Gillgrist was President of RAG, Inc., a management consulting company. From May 1996 to December 1999, Mr. Gillgrist was Vice President for Operations for the Southeast Division of Intellisource, an outsourcing company that specializes in managing back offices for companies. Prior to such experience, Mr. Gillgrist spent twenty-five years with Westinghouse. As a management consultant, Mr. Gillgrist has worked for clients like Pricewaterhouse Coopers, Shell Oil Company, Mile High Properties and Pitney-Bowes. Mr. Gillgrist brings experience in operations, IT, finance, human resource and marketing. Mr. Gillgrist received a B.S. in Mathematics from Slippery Rock University. He continued his education sponsored by Westinghouse with graduate level work at the University of Pittsburgh and the University of West Virginia. He attended the Young Executive Management Business School
Program at Penn State in preparation for management assignments within Westinghouse. While there he was named to lead an internal consulting team charged with the enhancement of productivity and profitability of business units within the Westinghouse universe.

M. PHILLIP WAGGONER

     M. Phillip Waggoner was named Chief Officer of Business Development and a Director of Crowfly in January 2003. In addition, since 2000, Mr. Waggoner has been a partner in the consulting firm of wizBang Company. Also, since 1997, Mr. Waggoner has been a developer of Newpoint Corners, a commercial area in Beaufort, South Carolina. From July 1998 to 2000, Mr. Waggoner worked as an independent marketing consultant. Previously, Mr. Waggoner spent twenty-five years in the marketing communications business. Mr. Waggoner was a senior partner at Carmichael Lynch, an advertising agency in Minneapolis, MN. When he began his time at the agency, it had about 30 employees and annual billings of about $15,000,000. When he sold his interest in the agency, it had in excess of 200 employees and billings approaching $220,000,000. At the agency, Mr. Waggoner helped build brands for Schwinn (bicycles), Avia (athletic shoes), Mercruiser (sterndrives), Polaris (snowmobiles), Rollerblade, Mack Trucks, Gateway Computers, National Car Rental, Zebco (fishing tackle) and Harley-Davidson. In his role as senior partner he was responsible for corporate strategy development and business development. The experience Mr. Waggoner brings to Crowfly is in the areas of advertising, public relations, marketing, strategy development and business development.

EXECUTIVE COMPENSATION

     To date, Crowfly has not paid any salary or issued options, and has not entered into any Long-Term Incentive Plan Awards. Crowfly began to accrue salary for its executive officers on November 1, 2003.

COMPENSATION OF DIRECTORS

     None of the directors are paid for their service on the Board of Directors.

EMPLOYMENT AGREEMENTS

     On January 1, 2003, Crowfly entered into a written employment agreement with each of William E. King, III, Robert A. Gillgrist and M. Phillip Wagoner. Each employment agreement is for a term of two (2) years; however, both the employee and Crowfly can terminate the agreement upon thirty (30) days prior notice. The annual salary for each employee under his respective employment agreement is $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, Crowfly does not have any executive or standing committees of the Board of Directors.

                             DESCRIPTION OF PROPERTY

     Crowfly currently maintains its principal office, rent-free, at the home of its President and Chief Executive Officer, William E. King, III, which office is located at 220 Williams Street Extension, Mount Pleasant, South Carolina 29464.

                                LEGAL PROCEEDING

     None.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect of the beneficial ownership as of January 5, 2004 for any person who is known to Crowfly to be (i) the beneficial owner of more than 5% of Crowfly's common stock; (ii) an officer or direct; and (iii) all directors and executive officers as a group.

        SECURITY OWNERSHIP BY MANAGEMENT AND OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------
                                                        AMOUNT
                                                      AND NATURE
TITLE OF           NAME AND ADDRESS                  OF BENEFICIAL   PERCENTAGE
 CLASS           OF BENEFICIAL OWNER                   OWNERSHIP     OF CLASS(1)
--------  ------------------------------------      --------------   -----------

Common    Great West LLC(2)                         60,000,000(D)        9.9%
          1960 Stickney Point Road, Suite 207
          Sarasota, Florida 34231

          Quandry LLC(3)                            60,000,000(D)        9.9%
          2033 Main Street, Suite 600
          Sarasota, Florida 34237

          Old Field Investments, LLC(4)             60,000,000(D)        9.9%
          c/o Rachel Gandy
          561 Old Field Road
          Murrells Inlet, South Carolina 29576

          William E. King, III                      120,000,000(D)      19.8%
          220 Williams Street Extension
          Mount Pleasant, South Carolina 29464

          Robert A. Gillgrist                       120,000,000(D)      19.8%
          220 Williams Street Extension
          Mount Pleasant, South Carolina 29464

          M. Phillip Wagoner                        121,000,000(D)      20.0%
          220 Williams Street Extension
          Mount Pleasant, South Carolina 29464

          Officers and Directors as a group         361,000,000(D)      59.7%

(1) Applicable percentage of ownership is based on 605,000,000 shares of common stock outstanding as of January 5, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 5, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Macella Mica may be deemed to be a beneficial owner of the shares of common stock owned by Great West, LLC, because as the manager of Great West, LLC, she has the power to direct the voting and disposition of such shares. Ms. Mica, however, specifically disclaims beneficial ownership of all shares held by Great West, LLC.

(3) Holly M. Hawk may be deemed to be a beneficial owner of the shares of common stock owned by Quandry, LLC, because as the manager of Quandry, LLC, she has the power to direct the voting and disposition of such shares. Ms. Hawk, however, specifically disclaims beneficial ownership of all shares held by Quandry, LLC.

(4) Steve Donvanat may be deemed to be a beneficial owner of the shares of common stock owned by Old Field Investments, LLC, because as the manager of Old Field Investments, LLC, he has the power to direct the voting and disposition of such shares. Mr. Donvanat, however, specifically disclaims beneficial ownership of all shares held by Old Field Investments, LLC.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

     Crowfly has not adopted any equity compensation plan.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     Each of William E. King, III, Robert A. Gillgrist and M. Phillip Waggoner has entered into a two year employment agreement with Crowfly, whereby each is paid an annual salary of $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

     Mr. Waggoner has made an investment in Crowfly of $5,000. Mr. Waggoner received 1,000,000 shares of stock for his $5,000 investment or $0.005 per share.

     Crowfly currently maintains its principal office, rent-free, at the home of its President William E. King, III.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     As of the filing of this registration statement, there is no public market for shares of Crowfly's common stock. Crowfly anticipates that shares of its common stock will be traded on the Over-the-Counter Bulletin Board.

     Crowfly presently is authorized to issue 5,000,000,000 shares of common stock with $0.00001 par value. As of January 5, 2004, there were fourteen holders of record of Crowfly's common stock and 605,000,000 shares issued and outstanding.

     Crowfly is also authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors may from time to time determine the designations, rights and preferences of the Preferred Stock.

DIVIDENDS

     Crowfly has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on Crowfly's operations, its capital requirements, and its overall financial condition.

CHANGES IN SECURITIES

     In connection with the formation of Crowfly, the following shares of common stock (as calculated after the 100-for-1 stock split of Crowfly's common stock) were issued to the following founding shareholders: 60,000,000 shares were issued to each of Great West, LLC, Quandry, LLC and Old Field Investments, LLC; 20,000,000 shares were issued to each of Amber Run, LLC and Funding Enterprises, LLC; 18,000,000 shares were issued to Gandy Associates, LLC; and 2,000,000 were issued to Hendrix & Gandy, LLC.

     On November 15, 2002, Crowfly issued to Messrs. King, Gillgrist and Waggoner 3,600,000 shares of common stock in connection with the purchase of the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Gillgrist and Waggoner were issued an aggregate of 360,000,000 shares in consideration for the Crowfly Business Model.

     In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share.

     In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share.

     In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

     In January 2003, M. Phillip Waggoner was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Crowfly so as to make an informed investment decision. More specifically, Crowfly had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and/or otherwise had the requisite sophistication to make an investment in Crowfly's securities.

                            DESCRIPTION OF SECURITIES

GENERAL

     Crowfly's authorized capital consists of 5,000,000,000 shares of common stock, par value $0.00001 per share and 10,000,000 shares of preferred stock, par value $0.001. Effective April 15, 2003, the Board of Directors of Crowfly authorized a 100-for-1 stock split of its common stock. As of January 5, 2004, there were 605,000,000 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to Crowfly's capital stock contained in its Articles of Incorporation and By-Laws and under Nevada Statutes. The summary is qualified in its entirety by reference to Crowfly's Articles of Incorporation and By-Laws and the Nevada law.

COMMON STOCK

     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Crowfly's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

     Crowfly is also authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors may from time to time determine the designations, rights and preferences of the Preferred Stock.

WARRANTS

     No warrants are currently outstanding relating to Crowfly's common stock.

OPTIONS

     No options are currently outstanding relating to Crowfly's common stock.

TRANSFER AGENT

     The Transfer Agent for the common stock is Interwest Transfer located at P.O. Box 17136, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

LIMITATION OF LIABILITY:  INDEMNIFICATION

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Crowfly from and against certain claims arising from or related to future acts or omissions as a director or officer of Crowfly. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Crowfly pursuant to the foregoing, or otherwise, Crowfly has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

     The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Crowfly that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Crowfly's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Crowfly by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of Crowfly's management.

                                     EXPERTS

     Crowfly's balance sheet for the period ended February 28, 2003 was audited by Moore Kirkland & Beauston LLP, independent auditors. The balance sheet is included in this prospectus and incorporated by reference in the Registration Statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Further included in this prospectus and incorporated by reference in the Registration Statement in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing, is Crowfly's balance sheet as of October 31, 2003 and the related statements of income (loss) and cash flows for the ten (10) months then ended.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                  CROWFLY, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                           FEBRUARY 28, 2003 (AUDITED)


                                                                         PAGE(S)
                                                                         -------

Independent Auditor's Report                                                 F-2
Balance Sheet as of February 28, 2003 (Audited)                              F-3
Notes to Balance Sheet                                                       F-4

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of Crowfly, Inc.
Charleston, South Carolina


     We have audited the accompanying balance sheet of Crowfly, Inc. (the "Company"), a development stage company, as of February 28, 2003. This balance sheet and accompanying notes are the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet and accompanying notes based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet and accompanying notes referred to above present fairly, in all material respects, the financial position of Crowfly, Inc. as of February 28, 2003, in conformity with accounting principles generally accepted in the United States.



Charleston, South Carolina
April 1, 2003

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2003


ASSETS:

  Cash                                                                   $  100
                                                                         -------

Total Assets                                                             $  100
                                                                         =======

LIABILITIES AND STOCKHOLDER'S EQUITY:

Liabilities
  Due to shareholder                                                     $  100
                                                                         -------

Total Liabilities                                                           100

Stockholders' Equity
  Preferred stock - $0.001 par value;
    10 million authorized;
    0 issued and outstanding                                                  0
  Common Stock - $0.001 par value;
    800 million shares authorized;
    6,060,000 shares issued and outstanding                               6,060

  Paid in capital in excess of par                                       (1,060)
  Deficit accumulated during development stage                           (5,000)
                                                                         -------

    Total stockholders' equity                                                 0
                                                                         -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $  100
                                                                         =======

             See independent auditors' report and accompanying notes

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             NOTES TO BALANCE SHEET
                             AS OF FEBRUARY 28, 2003


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND ANTICIPATED BUSINESS ACTIVITIES

Crowfly, Inc. (the "Company") was incorporated on August 16, 2002 in Nevada.

The Company's shareholders and management have been primarily engaged in pre-opening activities.

The Company will be engaged in the business of on line distribution, providing a self-service e-Commerce tool that connects retailers to manufacturers in a real time electronic marketplace; one that drives distribution efficiencies for the manufacturer and procurement efficiencies for the retailer.


NOTE 2 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. No shares have been issued as of February 28, 2003.

The Company is authorized to issue 800,000,000 shares of common stock with a par value of $0.001. As of February 28, 2003, the Company has issued 6,060,000 shares in exchange for $25,000 in legal expenses which were paid on the Company's behalf and a business plan with a value of $5,000 as estimated by management. The legal expenses are considered stock issuance costs and have been charged against additional paid in capital, accordingly.


NOTE 3 - LINE OF CREDIT

In January 2003, the company entered into a $3,000,000 equity line of credit with an investor, whereby the Company may request funds in exchange for shares of its common stock, which will be issued with a 5% discount from market price. 190,000,000 shares of the Company's common stock have been reserved for this equity line of credit. This line of credit is available with condition that the company files a Registration Statement with the Securities and Exchange Commission (SEC) and its common stock is available for trading on public markets. The Company has not yet completed its Registration Statement with the SEC. The Company has no outstanding balance on this line of credit as of February 28, 2003.


NOTE 4 - CONVERTIBLE DEBENTURE

As part of this equity line of credit, the company issued a $150,000 convertible debenture with a 5% interest rate, which is due on January 2005. Upon maturity, the Company may elect to pay this amount in cash or a common stock equivalent.

                                  CROWFLY, INC.
                           CHARLESTON, SOUTH CAROLINA
                          COMPILED FINANCIAL STATEMENTS
            AS OF OCTOBER 31, 2003 AND FOR THE TEN MONTHS THEN ENDED
                                   (UNAUDITED)

                                                                            Page

Compilation Report                                                           F-5

Financial Statements:

  Balance Sheet                                                              F-6

  Statement of Income (Loss)                                                 F-7

  Statement of Cash Flows                                                    F-8

  Notes to Financial Statement                                               F-9

MOORE KIRKLAND & BEAUSTON L.L.P.
Certified Public Accountants & Consultants


The Board of Directors of Crowfly, Inc.
Charleston, South Carolina


We have compiled the accompanying balance sheet of Crowfly, Inc., a development stage company, as of October 31, 2003 and the related statements of income
(loss) and cash flows for the ten months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplementary schedules and, accordingly, do not express an opinion or any other form of assurance on them.


Charleston, South Carolina
October 6, 2003




                 150 North Ninth Street West Columbia, SC 29169
                    Phone (803) 791-7472 Fax (803) 796-1168

              RO Box 1036 110 Pinewood Avenue Hartsville, SC 29551
                    Phone (843) 332-1335 Fax (843) 332-9010

                   1616 Ashley River Road Charleston, SC 29407
                    Phone (843) 766-5010 Fax (843) 766-5768

                      8 Gillon Street Charleston, SC 29401
                    Phone (843) 723-4~24 Fax (843) 853-6974

                                 www.mkbcpa.com

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF OCTOBER 31, 2003

ASSETS:

Cash                                                                     $   30
                                                                         -------

  Total Assets                                                           $   30
                                                                         -------

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities
Due to stockholder                                                       $  100
                                                                         -------

  Total Liabilities                                                         100
                                                                         -------

Stockholders' Equity
  Preferred stock - $0.00l par value;                                         0
    10 million authorized; none issued and
    outstanding
  Common Stock - $0.00001 par value; 800 million shares
    authorized; 605,000,000 shares issued and outstanding                 5,000
  Deficit accumulated during development stage                           (5,070)
                                                                         -------

    Total stockholders' equity (deficit)                                    (70)
                                                                         -------

    Total Liabilities and Stockholders' Equity                           $   30
                                                                         -------


           See accountants' compilation report and accompanying notes

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF INCOME (LOSS)
                    FOR THE TEN MONTHS ENDED OCTOBER 31, 2003


REVENUES:
  Revenues                                                              $     0
    TOTAL REVENUES                                                            0
                                                                        --------

EXPENSES:
  Bank fees                                                                  70
  Organizational expense                                                  5,000
                                                                        --------

    TOTAL EXPENSES                                                        5,070
                                                                        --------

      NET INCOME (LOSS)                                                 $(5,070)
                                                                        --------



           See accountants' compilation report and accompanying notes

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                    FOR THE TEN MONTHS ENDED OCTOBER 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (loss)                                                     $(5,070)
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Organization expense                                                  5,000
  Change in assets and liabilities:
    Increase in Due to Shareholder                                          100
                                                                        --------
  Cash disbursed for operating activities                                    30

    NET CASH USED BY OPERATING ACTIVITIES:                                   30
                                                                        --------

  CASH FLOWS FROM INVESTING ACTIVITIES:
    NET CASH USED BY INVESTING ACTIVITIES:                                    0

  CASH FLOWS FROM FINANCING ACTIVITIES:
    NET CASH USED BY FINANCING ACTIVITIES:                                    0
                                                                        --------

    NET INCREASE (DECREASE) IN CASH                                          30

  CASH AT BEGINNING OF PERIOD                                                 0
                                                                        --------
  CASH AT END OF PERIOD                                                 $    30
                                                                        --------


NON-CASH FINANCING ACTIVITIES:

The stockholders contributed a business plan valued at $5,000 and paid $25,000 directly to attorneys for work in conjunction with the issuance of securities.



            See accountants compilation report and accompanying notes

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             NOTES TO BALANCE SHEET
            AS OF OCTOBER 31, 2003 AND FOR THE TEN MONTHS THEN ENDED


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND ANTICIPATED BUSINESS ACTIVITIES

Crowfly, Inc. (the "Company") was incorporated on August 16, 2002, in Nevada.

The Company's stockholders and management have been primarily engaged in pre-opening activities.

The Company will be engaged in the business of online distribution, providing a self-service c-Commerce tool that connects retailers to manufacturers in a real time electronic marketplace; one that drives distribution efficiencies for the manufacturer and procurement efficiencies for the retailer.


NOTE 2 - STOCKHOLDERS EQUITY

The Company is authorized to issue ~ 0,000,000 shares of preferred stock with a par value of $0.001. No shares have been issued as of October 31, 2003.

The Company is authorized to issue 800,000,000 shares of common stock with a par value of $0001. As of October 31, 2003, the Company has issued 605,000,000 shares in exchange for $25,000 in legal expenses which were paid on the Company's behalf and a business plan with a value of $5,000 as estimated by management. ~ legal expenses are considered stock issuance costs and accordingly have been charged against additional paid-in capital.


NOTE 3 - LINE OF CREDIT AND OTHER FINANCING ARRANGEMENTS

In January 2003, the Company entered into a $3,000,000 equity line of credit agreement with an investor, whereby the Company may request funds in exchange for shares of its common stock which will be issued with a 5% discount from market price. Shares totaling 180,000,000 of the Company's common stock have been reserved for issuance under this equity line of credit agreement. This line of credit is available with condition that the Company files a Registration Statement with the Securities and Exchange Commission (SEC) and its common stock is available for trading on public markets. The Company has not yet completed its Registration Statement with the SEC. The Company has not yet borrowed on this line of credit as of October 31, 2003.

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             NOTES TO BALANCE SHEET
            AS OF OCTOBER 31, 2003 AND FOR THE TEN MONTHS THEN ENDED


NOTE  3 - LINE OF CREDIT AND OTHER FINANCING ARRANGEMENTS

(CONTINUED)

Under the line of credit agreement, the Company issued a $150,000 convertible debenture with a 5% interest rate, maturing on January 2005. Upon maturity, the Company may elect to pay the debenture in cash or in a common stock equivalent.

                                  CROWFLY, INC.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT CROWFLY, INC.
EXCEPT THE INFORMATION OR
REPRESENTATIONS CONTAINED IN THIS
PROSPECTUS. YOU SHOULD NOT RELY ON ANY
ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

        -----------------------

This prospectus does not constitute an              ----------
offer to sell, or a solicitation of an              PROSPECTUS
offer to buy any securities:                        ----------

[ ]  except the common stock offered
     by this prospectus;

[ ]  in any jurisdiction in which the     605,000,000 SHARES OF COMMON STOCK
     offer or solicitation is not
     authorized;

[ ]  in any jurisdiction where the
     dealer or other salesperson is
     not qualified to make the offer
     or 605,000,000 Shares of Common
     Stock solicitation;                          CROWFLY, INC.

[ ]  to any person to whom it is
     unlawful to make the offer or
     solicitation; or CROWFLY, INC.

[ ]  to any person who is not a United          __________, 2004
     States resident or who is outside
     the jurisdiction of the United
     States.

The delivery of this prospectus or any
accompanying sale does not imply that:

[ ]  there have been no changes in the
     affairs of Crowfly, Inc. after
     the date of this prospectus; or

[ ]  the information contained in this
     prospectus is correct after the
     date of this prospectus.

        -----------------------

Until _________, 2004, all dealers
effecting transactions in the
registered securities, whether or not
participating in this distribution,
may be required to deliver a
prospectus. This is in addition to the
obligation of dealers to deliver a
prospectus when acting as
underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Crowfly from and against certain claims arising from or related to future acts or omissions as a director or officer of Crowfly. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Crowfly pursuant to the foregoing, or otherwise, Crowfly has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Crowfly will pay all expenses in connection with this offering.

 Securities and Exchange Commission Registration Fee                  $      259
 Printing and Engraving Expenses                                      $    2,500
 Accounting Fees and Expenses                                         $   15,000
 Legal Fees and Expenses                                              $   50,000
 Miscellaneous                                                        $   17,241

 TOTAL                                                                $   85,000

RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the formation of Crowfly, the following shares of common stock (as calculated after the 100-for-1 common stock split) were issued to the following founding shareholders: 60,000,000 shares were issued to each of Great West, LLC, Quandry, LLC and Old Field Investments, LLC; 20,000,000 shares were issued to each of Amber Run, LLC and Funding Enterprises, LLC; 18,000,000 shares were issued to Gandy Associates, LLC; and 2,000,000 were issued to Hendrix & Gandy, LLC.

     On November 15, 2002, Crowfly issued to Messrs. King, Gillgrist and Waggoner 3,600,000 shares of common stock in connection with the purchase of the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Gillgrist and Waggoner were issued an aggregate of 360,000,000 shares in consideration for the Crowfly Business Model.

     In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share.

     In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share.

     In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

     In January 2003, M. Phillip Waggoner was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Crowfly so as to make an informed investment decision. More specifically, Crowfly had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and/or otherwise had the requisite sophistication to make an investment in Crowfly's securities.

EXHIBITS

EXHIBIT NO.  DESCRIPTION                                         LOCATION
-----------  -----------------------------------------------     ----------------------------------------
3.1          Articles of Incorporation                           Provided herewith

3.2          Certificate of Amendment to Articles of             Provided herewith
             Incorporation dated November 11, 2002

3.3          Certificate of Amendment to Articles of             Provided herewith
             Incorporation dated January 12, 2003

3.4          Bylaws                                              Provided herewith

5.1          Legal Opinion of Kirkpatrick & Lockhart LLP         Provided herewith

10.1         Asset Purchase Agreement dated November 15, 2002    Provided herewith

10.2         Bill of Sale                                        Provided herewith

10.3         Employment Agreement with William E. King, III,     Provided herewith
             effective as of January 1, 2003

10.4         Employment Agreement with Robert A. Gillgrist,      Provided herewith
             effective as of January 1, 2003

10.5         Employment Agreement with M. Phillip Waggoner,      Provided herewith
             effective as of January 1, 2003

23.1         Consent of Kirkpatrick & Lockhart LLP               Incorporated by reference to Exhibit 5.1
                                                                 contained in this filing

23.2         Consent of Moore, Kirkland & Beauston LLP           Provided herewith

                                                   II-3

UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1)  To  file,   during  any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) Include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 5, 2004.

                                     CROWFLY, INC.


                                     By:    /s/ William E. King, III
                                         ---------------------------------------
                                            William E. King, III
                                            Chairman and President


                                     By:    /s/ Robert A. Gillgrist
                                         ---------------------------------------
                                            Robert A. Gillgrist
                                            Chief Financial Officer



     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ William E. King, III                            January 5, 2004
------------------------------------------          ----------------------------
President and Chairman                              Date


/s/ Robert A. Gillgrist                             January 5, 2004
------------------------------------------          ----------------------------
Director                                            Date


/s/ M. Phillip Waggoner                             January 5, 2004
------------------------------------------          ----------------------------
Director                                            Date

                                      II-5